UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 25, 2008 (November 20, 2008)
ALSERES PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

239 South Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 SECURITIES PURCHASE AGREEMENT
EX-10.2 FORM OF WARRANT
EX-10.3 LETTER AGREEMENT ROBERT GIPSON
EX-99.1 PRESS RELEASE DATED NOVEMBER 21, 2008

Item 1.01. Entry into a Material Definitive Agreement.
Securities Purchase Agreement
     On November 20, 2008, Alseres Pharmaceuticals, Inc. (“Alseres”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) to sell shares (the “Shares”) of Alseres common stock, $0.01 par value per share (the “Common Stock”), together with warrants (the “Warrants”) to purchase additional shares of Common Stock (the “Warrant Shares”), to the purchasers named in the Securities Purchase Agreement for an aggregate of 4.0 million shares of Common Stock (the “Private Placement”).
     On November 20, 2008, Alseres completed the initial closing of the Private Placement with the sale of an aggregate of 543,478 shares of Alseres Common Stock, together with warrants to purchase an aggregate of 543,478 shares of Common Stock to Robert Gipson for gross proceeds of $1.0 million.
     The Warrants will be exercisable at any time and from time to time on or after six months and one day after the closing and for two years after the closing of the Private Placement at an exercise price of $1.84 per share, which was the closing price of the Company’s Common Stock as reported by the Nasdaq Stock Market on November 19, 2008.
     Pursuant to the Securities Purchase Agreement, Alseres agreed to file a registration statement with the Securities and Exchange Commission within 60 days following the last closing under the Private Placement, registering for resale of the Shares and Warrant Shares. Alseres also agreed to use its reasonable best efforts to have the registration statement declared effective as soon as practicable after the filing date of the registration statement, but in any event within 90 days after the filing date of the registration statement or 120 days if the registration statement becomes subject to review by the Securities and Exchange Commission. Alseres has agreed to maintain the registration statement’s effectiveness until the earlier of (i) the date that all registrable securities (as defined in the Securities Purchase Agreement) covered by the registration statement have been sold or (ii) can be sold publicly under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), without any volume, manner of sale or other restrictions.
     Any subsequent closings under the Securities Purchase Agreement will occur prior to December 31, 2009.
     In addition, Dawson James Securities, Inc., in its capacity as agent for the Private Placement, is entitled to a warrant to purchase 38,043 shares of Common Stock (the “Agent Warrant”). The Agent Warrant has a term of five years and is exercisable at a price equal to $1.84.
     The foregoing summary of the terms of the Securities Purchase Agreement and Warrants is subject to, and qualified in its entirety by, the Securities Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference, and the form of Warrant issued to the purchaser in the Private Placement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.
Letter Agreement

     On November 20, 2008, Alseres entered into a Letter Agreement (the “Letter Agreement”) with Robert Gipson as an inducement for Mr. Gipson to enter into the Securities Purchase Agreement. The Letter Agreement provides that if Alseres sells shares of its Common Stock at a price below that paid by Mr. Gipson, subject to certain exceptions, prior to December 31, 2009, Mr. Gipson shall be entitled to receive, for no additional consideration, additional shares of Common Stock and Warrants in accordance with a formula described in the Securities Purchase Agreement.
     The foregoing summary of the terms of the Letter Agreement is subject to, and qualified in its entirety by, the Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     On November 20, 2008, Alseres completed the sale of an aggregate of 543,478 shares of Alseres Common Stock, together with warrants to purchase an aggregate of 543,478 shares of Common Stock to Robert Gipson, for gross proceeds of $1.0 million. In addition, Dawson James Securities, Inc. is entitled to the Agent Warrant.
     The Shares, the Warrants and the Agent Warrant were offered and sold in the Private Placement to an accredited investor without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.
Item 8.01. Other Events.
     On November 21, 2008, Alseres announced that it had entered into the Securities Purchase Agreement for the sale of the Shares and Warrants in the Private Placement. A copy of the press release announcing the Securities Purchase Agreement and the Private Placement is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: November 25, 2008	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated November 20, 2008, among the Registrant and the Investors party thereto.

10.2	Form of Warrant issued by the Registrant under the Securities Purchase Agreement, dated November 20, 2008.

10.3	Letter Agreement, dated November 20, 2008, between the Registrant and Robert Gipson.

99.1	Press release dated November 21, 2008.